UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2017
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 8. – Other Events

Item 8.01.	Other Events.

Announcement of Arbitration Award
Kemper Corporation (the “Registrant” or the “Company”), issued a press release on October 11, 2017 announcing that its subsidiary, Kemper Corporate Services, Inc. (“KCSI”), has received a favorable ruling in a confidential arbitration proceeding against a software vendor.

In October 2015, KCSI filed a demand for arbitration with the American Arbitration Association (“AAA”), claiming that the vendor had breached the terms of a master software license and services agreement and related agreements (collectively, the “Agreements”) by failing, among other things, to timely produce and deliver certain software to KCSI. The vendor denied KCSI’s claims and filed a counterclaim.

In April 2017, the parties participated in an evidentiary hearing before a AAA-appointed arbitrator. Subsequently, the parties submitted post-hearing briefs, held closing arguments, and submitted proposed awards to the arbitrator.

On October 2, 2017, the arbitrator issued a partial final award (“Partial Final Award”) in favor of KCSI. Pursuant to the material portions of the Partial Final Award: (i) KCSI’s claim that the vendor had breached the Agreements was granted; (ii) the vendor’s counterclaim and affirmative defenses were denied; (iii) KCSI was awarded direct damages of $84,296,581; and (iv) KCSI is entitled to pre-judgment interest in an amount to be calculated at a rate of 9%. Under the award, KCSI is also entitled to submit a petition seeking an award of certain costs and expenses of the arbitration.

The arbitrator’s decision on the vendor’s liability for breach and the damages for that breach is final, subject to challenge by the vendor on any grounds available under applicable law. KCSI intends to pursue confirmation and enforcement of the Partial Final Award in a court of competent jurisdiction, and intends likewise to do so with respect to any final award by the arbitrator that includes the addition of prejudgment interest and any of KCSI’s costs and expenses (including attorneys’ fees) the arbitrator deems recoverable. The Registrant cannot make any assurance as to the final amount that will actually be awarded or when it will be collected. The Partial Final Award is treated as a gain contingency for accounting purposes, and accordingly will not be recognized in the Registrant’s third quarter 2017 consolidated financial statements.

Announcement of Third Quarter Earnings Call and Catastrophe Loss Estimate
The Company also issued a press release on October 11, 2017 announcing that: (i) it will issue its third quarter 2017 earnings release and financial supplement and will also file its quarterly report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) before the markets open on Monday, October 30, 2017; (ii) it will host its conference call to discuss third quarter 2017 results on Monday, October 30, 2017 at 4:00 p.m. Eastern (3:00 p.m. Central); and (iii) it estimates that its third quarter 2017 results will include pre-tax catastrophe losses in the range of $30 million to $37 million, including the impacts of Hurricanes Harvey and Irma and adverse development from re-estimates of losses from catastrophes that occurred in the first half of 2017. Except for recoveries under the Florida Hurricane Catastrophe Fund, the Company does not expect to recover any of these losses under its primary catastrophe reinsurance program. The Company’s recoveries under the Florida Hurricane Catastrophe Fund are expected to be less than $1 million.

The two press releases are attached as Exhibit 99.1 and 99.2, respectively, to this report and incorporated herein by reference.
Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Registrant’s press release dated October 11, 2017 announcing arbitration award.

99.2    Registrant’s press release dated October 11, 2017 announcing the date of its third quarter earnings call and an estimate of catastrophe losses.

Caution Regarding Forward-Looking Statements

This report may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by the Registrant with the SEC. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Registrant assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures the Registrant makes on related subjects in its filings with the SEC.

EXHIBIT INDEX

99.1     Registrant’s press release dated October 11, 2017 announcing arbitration award.
99.2     Registrant’s press release dated October 11, 2017 announcing the date of its third quarter earnings call and an estimate of catastrophe losses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	October 12, 2017	/S/ C. THOMAS EVANS, JR.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel